Exhibit 10.17

MASTER REIMBURSEMENT

AGREEMENT – FORM 3/CEP

Insurance Letters of Credit – Master Agreement

Form 3/CEP

AGREEMENT DATED [                                ]

BETWEEN:

(1)	Harbor Point Re Limited. (“the Company”)

Chesney House

96 Pitts Bay Road

Hamilton, HM 08

Bermuda

AND

(2)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland.

PREAMBLE

Subject to the Company’s satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a “Credit” and collectively the “Credits”) on behalf of the Company in favour of beneficiaries located in the United States of America or elsewhere (the “Beneficiary” or “Beneficiaries” as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of the Company’s obligations under or pursuant to this Agreement.

1.	AGREEMENT

It is agreed between us in relation to each Credit that:-

1.1	In order to establish a Credit, the Company is required to submit an application form to CEP (“the Application Form”). The Application Form must (a) be in such form as CEP is willing to accept for this purpose; Application Forms may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s); (b) be completed by or on behalf of the Company in accordance with the terms of the Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; and (c) indicate therein the name of the Beneficiary and the amount and term of the Credit required. Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of the Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (the Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:

(i)	the opening of any Credit hereunder shall, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit;

2

(ii)	prior to the establishment of any Credit or in order to maintain a Credit the Company undertakes as follows:

(a)	forthwith at CEP’s request to deposit, at an Approved Bank, in an account or accounts in the Company’s name, cash or securities or a combination of cash and securities of such amount and in such combination as CEP may require (a “Deposit”). “Approved Bank” for the purposes of this Clause 1.1(ii)(a) shall mean one or more of the following:- (i) Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB; (ii) a bank approved by CEP; or, (iii) such other Citigroup branch or approved bank as CEP may designate and notify to the Company; and

(b)	should a Deposit have been requested, to execute CEP’s standard form charge documentation in relation to the accounts opened pursuant to Clause 1.1 (ii) (a) above.

1.2	Without prejudice to the generality of Clause 1.1 (i), the opening of any Credit hereunder shall be dependent upon CEP being satisfied, in its absolute discretion, that a Deposit has been carried out and that the documentation required to be executed under Clause 1.1 (ii) (b) has been validly executed;

1.3	The Company undertakes to reimburse CEP, on demand, the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit;

1.4	The Company undertakes to indemnify CEP, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s own gross negligence or wilful misconduct);

1.5	The Company undertakes to pay CEP, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been or may be advised by CEP to the Company as payable in connection with each Credit;

1.6	The Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, the Company. The Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between the Company and the Beneficiary thereof. The Company further agrees that any payment CEP makes in accordance with the terms and conditions of each Credit shall be binding upon the Company and shall be accepted by the Company as conclusive evidence that CEP was liable to make such payment or comply with such demand.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The Company represents and warrants to CEP and undertakes that:-

(i)	it has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

(ii)	the Agreement constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms; and

3

(iii)	all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement;

2.2	The Company represents and warrants to CEP that:-

(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under any applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in this Clause 2.2 has occurred or is the case under the laws of any jurisdiction.

3.	EXTENSION/TERMINATION

3.1	(a)	Any Credit established hereunder may, if requested by the Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from the bank or institution issuing the Credit (the “Issuing Bank”) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the “Notice Period”).

(b)	The Issuing Bank shall be under no obligation to the Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS the Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period.

(c)	CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit. If CEP exercises such said right, it will give the Company notice in writing thereof as soon as is reasonably possible.

4.	UCC/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 500 (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

4

5.	PREVIOUS AGREEMENTS

5.1	Unless otherwise agreed between the parties in writing, the previous agreement(s) (if any) entered into between them (other than those at any time governed by a “Master Agreement – London Market Letter of Credit Scheme” or substantially equivalent agreement) governing Credits established by CEP on the Company’s behalf in favour of Beneficiaries shall, on due execution by the parties of this Agreement, cease to apply to all such Credits, which Credits shall henceforth be governed by this Agreement.

5.2	For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the “Existing Credit(s)”) which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between the Company and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the “Existing Agreement(s)”) shall continue in force until cancelled. The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing Credit(s) have been cancelled. The Company undertakes, on CEP’s request, to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to CEP.

6.	CREDIT CHOICE OF LAW

If, at the Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

7.	BRANCHES/CORRESPONDENT BANKS

7.1	The Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

7.2	The Company further understands that CEP reserves the right to issue any Credit through any third party correspondent of its choice and/or to have any Credit confirmed by Citibank, N.A. In such circumstances, CEP will be required to guarantee reimbursement to such correspondent and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement.

8.	INCREASES ETC/REINSTATEMENTS

The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which the Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing.

9.	NOTICES

9.1	Any notice or demand to be served on the Company by CEP hereunder may be served:

(a)	on any of the Company’s officers personally;

(b)	by letter addressed to the Company or to any of its officers and left at the Company’s registered office or at any one of its principal places of business;

5

(c)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or principal place of business; or

(d)	by facsimile addressed in any such manner as aforesaid to any then published facsimile number of the Company.

9.2	Unless otherwise stated, any notice or demand to be served on CEP by the Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify us of from time to time) or by facsimile to such number as CEP may notify the Company of from time to time.

9.3	Any notice or demand:-

(a)	sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Company at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP), shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; or

(b)	sent by facsimile shall be deemed to have been served on the relevant party when dispatched.

9.4	In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

9.5	In this Clause 9, “Business Day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London.

10.	ASSIGNMENT/NOVATION

10.1	CEP has a full and unfettered right (a) to assign or otherwise dispose of the whole or any part of its rights and/or benefits under this Agreement or (b) (subject to Clauses 10.2 to 10.5) to novate its rights and obligations under this Agreement. The words “CEP” and “CEP’s” wherever used in Clauses 10.2 to 10.5 shall be deemed to include CEP’s assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning the Company to any such assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.

10.2	The person who is for the time being liable to perform CEP’s obligations under this Agreement (a “Transferring Bank”) shall be entitled to novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a “Novation Notice”), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee. With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on the Company (the “Novation Date”), the provisions of Clause 10.3 shall have effect (but not otherwise).

10.3	With effect from (and subject to the occurrence of) the Novation Date:

10.3.1	the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.3.2	the Company shall release and discharge the Transferring Bank from further

6

performance of its obligations arising in favour of the Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and the Company shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;

10.3.3	the Transferring Bank shall release and discharge the Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.3.4	the Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.

10.4	Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.3, the Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.5	For the purposes of this Clause 10 a “Permitted Transferee” shall mean any holding company, subsidiary or affiliate of Citigroup Inc.

11.	SET-OFF

11.1	The Company hereby irrevocably authorises CEP to debit and credit, on the Company’s behalf, any account or accounts which are held in the Company’s name with Citibank, N.A.

11.2	The Company hereby agrees that Citibank N.A. shall be entitled to rely on and action any credit or debit made by CEP in accordance with Clause 11.1.

12.	GOVERNING LAW/JURISDICTION

This Agreement shall be governed by English law and, for CEP’s benefit, the Company hereby irrevocably submits to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by CEP nor may the Company assign any of its rights hereunder without CEP’s prior written consent.

13.	MISCELLANEOUS PROVISIONS

13.1	Subject to this Clause and to Clause 11.2 a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce any terms of this Agreement.

13.2	Citibank, N.A. may enforce the terms of Clause 11.2 subject to, and in accordance with, this Clause 13.2 and Clause 12 and the provisions of the Third Parties Act.

13.3	The parties to this Agreement do not require the consent of Citibank, N.A. to rescind or vary this Agreement at any time.

13.4	If Citibank, N.A. brings proceedings to enforce the terms of Clause 11.2, the Company shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if Citibank, N.A. had been party to this Agreement.

7

13.5	Citibank, N.A. may not take proceedings to enforce Clause 11.2 unless and until it gives notice in writing to the Company in any manner as is permitted by Clause 9, agreeing irrevocably to the provisions of Clause 12.

8

EXECUTED THIS DAY ABOVE WRITTEN BY:

* Harbor Point Re Limited
* (Full name of the Company)

(Signature(s))

Dated

AND

CITIGROUP EUROPE PLC

(Signature(s))

Dated

9

SCHEDULE ONE

Form of Novation Notice for Clause 10

To:	[ ]

Date:

Dear Sirs

Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated [            ] and made between Citibank Europe plc and [                    ] (the “Agreement”)

We refer to Clause 10 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.

The relevant address for the purposes of Clauses 3.1 and 9 is as follows:

[insert new address]

Yours faithfully

for and on behalf of
[TRANSFERRING BANK]

for and on behalf of
[PERMITTED TRANSFEREE]

[NAME OF COUNTERPARTY]:

(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.

for and on behalf of
[NAME OF COUNTERPARTY]

10

REINSURANCE DEPOSIT AGREEMENT

(CHARGE FORM – CITIBANK N.A. AS

CUSTODIAN)

REINSURANCE DEPOSIT AGREEMENT (CHARGE FORM - CITIBANK, N.A. AS CUSTODIAN)

EXECUTION COPY

Form 12/CEP

(Option for non-matching Deposits)

Name of Chargor and address of its registered or principal office:

Harbor Point Re Limited

Chesney House, First Floor

96 Pitts Bay Road

Pembroke HM 08

Bermuda

facsimile no: 441-292-5331	Company Number: 37480	(the “Chargor”)

Name of Custodian and address of its registered or principal office:
CITIBANK, N.A., FAO: INSURANCE LETTER OF CREDIT PRODUCT MANAGER, CITIGROUP CENTRE, CANADA SQUARE, CANARY WHARF, LONDON E14 5LB

		(the “Custodian”)

Date:		20

To:	CITIBANK EUROPE PLC (the “Bank”)

Insurance Letter of Credit Department

2nd Floor

1 North Wall Quay

Dublin 1

Republic of Ireland

The terms used in this Deposit Agreement are defined in Clause 22

1.	PAYMENT AND DISCHARGE

The Chargor shall pay and discharge in full all of the Obligations at the times and in the manner provided for in each Agreement.

2.	FIXED CHARGE AND ENFORCEMENT

(a)	The Chargor hereby charges with full title guarantee and by way of first fixed charge, in the Bank’s favour all of the Chargor’s rights, title and interest in the Assets for the payment to you and the discharge of all of the Obligations.

(b)	If:

(i)	the Chargor defaults in paying or discharging any of the Obligations on demand; or

(ii)	the Chargor defaults under or fail to comply with any provisions of this Deposit Agreement or any agreements or contract giving rise to the Obligations; or

(iii)	the Custodian defaults under or fails to comply with any provision of the Custodian’s Undertaking then:

(A)	the security created by or pursuant to this Deposit Agreement shall become immediately enforceable and the Bank may, without notice to the Chargor or prior authorisation from any court, in the Bank’s absolute discretion enforce all or any part of that security (at the times, in the manner and on the terms the Bank thinks fit) and take possession of and hold or dispose of all or any part of the Assets; and

(B)	without prejudice to the generality of (A) above, the Bank shall be entitled, without notice or further demand, immediately to exercise all the rights, powers and remedies possessed by it according to law as chargee of the Assets and to:

(I)	demand and receive all and any monies due under or arising out of each of the Assets;

(II)	exercise in relation to each of the Assets all such rights as the Chargor was then entitled to exercise in relation to each such Asset or might, but for the terms of this Deposit Agreement, exercise; and

(III)	apply, set-off or transfer any or all of the Assets in or towards the payment or other satisfaction of the Obligations or any part of them.

(c)	The Bank shall not be liable to account as a mortgagee in possession in respect of all or any part of the Assets or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Assets to which a mortgagee in possession might otherwise be liable.

3.	REQUIRED DEPOSITS

(a)	It is agreed between the Chargor and the Bank in relation to each of the Credits that:-

(i)	it is a prior condition to the establishment of any Credit pursuant to an Agreement that there should first have been deposited with Citibank, N.A. (the “Custodian”) at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (or such other branch as may be advised to the Chargor by the Bank for such purpose) in an account in the Chargor’s name designated as a “Reinsurance Deposit Account” and/or such other designation(s) as may be agreed between the Chargor and the Bank and notified by the Bank to the Custodian (referred to herein as an “Account”) a deposit:-

(1)	in an amount in the same currency as such Credit and at least equal to 100% of the face value of such Credit (or such other percentage as may be agreed between the Chargor and the Bank in writing for this purpose); and/or

(2)	in an amount in the currency(ies) and of the percentage all as required by the alternative arrangements set out in Schedule Two hereto but subject to the limitation(s) (if any) therein referred to (or as the same may from time to time hereafter be amended or substituted), and, in either case, the balance from time to time standing to the credit of any such Account (the “Reinsurance Deposit”) to be subject to the security hereby constituted and to be applied on the terms and conditions herein set forth;

(ii)	so long as the Chargor is under any actual or contingent liability pursuant to any Agreement, the Chargor shall be entitled, upon request, to require the Bank to release from the security hereby constituted only that part of a Reinsurance Deposit which is in excess of the amounts required by Clause 3(a)(i)(1) and (2); provided, however, that the Chargor shall not be entitled to request any such release if it is in breach of its obligations to the Bank hereunder, pursuant to any Agreement or any other document(s) now or hereafter entered into by the Chargor in connection herewith or therewith;

(iii)	the Chargor shall be entitled to receive any interest which may accrue on each Reinsurance Deposit, provided, however, that if the Chargor is in breach of its obligations to the Bank hereunder, pursuant to any Agreement or any other document(s) now or hereafter entered into between the Chargor and the Bank in connection herewith or therewith, then such interest shall be paid only to the credit of the relevant Account and such interest shall form part of the Reinsurance Deposit in question;

(iv)	if at any time it appears to the Bank that the amount of any Reinsurance Deposit is less than the amount required by Clause 3(a)(i)(1) and/or (2) the Chargor shall immediately on demand deposit in the relevant Account any further sum or sums which the Bank may certify to be required to cover the shortfall; and

(v)	the Chargor shall not, without the Bank’s prior written consent, be entitled to permit or agree to any variation of the rights attaching to the Assets or any Account or to receive, withdraw or otherwise deal with or transfer the Assets or any Account.

(b)	In the event that the Bank elects not to allocate or otherwise attribute a specific Reinsurance Deposit in an Account to a specific Credit, it may treat all of the balance(s) from time to time standing to the credit of each Account as constituting security in respect of the Obligations.

(c)	If the Chargor is in breach of its obligations to the Bank hereunder, pursuant to any Agreement or any other document(s) now or hereafter entered into by the Chargor and the Bank in connection herewith or therewith, then the Bank is hereby irrevocably authorised (without reference to the Chargor and on its behalf) to instruct the Custodian to convert, so far as is then possible, all or part of a Reinsurance Deposit established pursuant to the provisions of Clause 3(a)(i)(2) from its then existing currency of denomination into the other currency(ies) which would have been required if the provisions of Clause 3(a)(i)(1) had originally been complied with by the Chargor (the “Requisite Currency(ies)”). The Requisite Currency(ies) shall be held in one or more accounts established by the Custodian for such purposes but otherwise subject to the security hereby constituted and the terms and conditions hereof. In order to effect the foregoing the Chargor irrevocably authorises the Bank (without reference to the Chargor) to debit (on the Chargor’s behalf) any account with such sums as may be required by the Bank or the Custodian in or towards payment of the cost of obtaining the requisite currency(ies) (whether or not such cost includes a premium over any official or other rate of exchange) and all other costs, charges and expenses incurred by the Bank or the Custodian (in connection with obtaining the requisite currency(ies).

(d)	For the purpose of any calculations required by this Clause 3, the Bank may convert any figure expressed in its existing currency of denomination into such other currency of denomination as the Bank may require for the purposes hereof, and any such conversion shall be effected at the Bank’s then prevailing spot rate of exchange for obtaining such requisite currency(ies) with the existing currency(ies).

4.	CUSTODIAN’S UNDERTAKING

(a)	the Chargor undertakes to deliver (or procure the delivery of) the Custodian’s Undertaking to the Bank forthwith upon the execution of this Security Agreement.

(b)	the Bank may at any time and without prior notice to the Chargor exercise any or all of the Bank’s rights under or pursuant to the Custodian’s Undertaking.

5.	FURTHER ASSURANCE

The Chargor undertakes forthwith upon the Bank’s notice to that effect to execute and sign all documents which the Bank may require for the purposes hereof including any notices of charge in such form as the Bank may require (which shall promptly be handed to the Bank) and do all such acts and things as the Bank may determine to be necessary or expedient in connection herewith.

6.	NOTICES OF CHARGE

Without prejudice to the generality of the power of attorney contained in Clause 9 the Chargor and the Bank hereby irrevocably authorises the Bank (without reference to the Chargor) from time to time to deliver to the Custodian (on the Chargor’s behalf) a notice of charge (substantially in the form set out in Schedule One or in any other form as the Bank may require) in respect of each Account and each account which may be created pursuant to the terms of Clause 3(c).

7.	REPRESENTATIONS AND WARRANTIES

(a)	The Chargor hereby represents and warrants to the Bank and undertakes that:-

(i)	It is and will, at all times during the subsistence of the security hereby constituted, be the sole, lawful and beneficial owner of all of the Assets free from mortgages or charges (other than this first fixed charge) or other encumbrances;

(ii)	(save as may have been disclosed by the Chargor to the Bank in writing prior to the date of this Deposit Agreement) it have not sold or agreed to sell or otherwise disposed of or agreed to dispose of, and (save with the Bank’s prior consent) will not at any time during the subsistence of the security hereby constituted sell or agree to sell or otherwise dispose of or agree to dispose of, the benefit of all or any of its rights, titles and interests in and to the Assets or any part thereof;

(iii)	it has and will at all times have the necessary power to enable the Chargor to enter into and perform the obligations expressed to be assumed by it under this Deposit Agreement;

(iv)	this Deposit Agreement constitutes its legal, valid, binding and enforceable obligation and is a security over the Assets and every part thereof effective in accordance with its terms; and

(v)	all necessary authorisations to enable or entitle it to enter into this Deposit Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of the security hereby constituted.

(b)	The Chargor hereby represents and warrants to the Bank that:-

(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not by reason of actual or anticipated financial difficulties commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in Clauses 7(b)(i) to 7(b)(vi) above has occurred or is the case under the laws of any jurisdiction.

8.	NEGATIVE PLEDGE

The Chargor hereby undertakes with the Bank that at no time during the subsistence of the security hereby constituted will it, otherwise than:

(a)	in the Bank’s favour or in favour of Citibank, N.A. (if applicable); or

(b)	with the Bank’s prior written consent and in accordance with and subject to any conditions which the Bank may attach to such consent,

create, grant, extend or permit to subsist any mortgage or other fixed security or any floating charge on or over the Assets or any part thereof. The foregoing prohibition shall apply not only to mortgages, other fixed securities and floating charges which rank or purport to rank in point of security in priority to the security hereby constituted but also to any mortgages, securities or floating charges which rank or purport to rank pari passu therewith or thereafter.

9.	POWER OF ATTORNEY

The Chargor hereby irrevocably appoints the Bank to be its attorney and in its name and on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all documents and things as may be, or as the Bank may consider to be requisite for carrying out any obligations imposed on the Chargor under Clause 5. The Chargor hereby undertakes to ratify and confirm all things done and documents executed by the Bank in the exercise of the power of attorney conferred by this Clause.

10.	CONSOLIDATION OF SECURITIES

Subsection (1) of Section 93 of the Law of Property Act 1925 shall not apply to this Deposit Agreement.

11.	EFFECTIVENESS OF SECURITY

(a)	This Deposit Agreement shall be in addition to and shall be independent of every other security which the bank may at any time hold for any of the Obligations. No prior security held by the bank over the whole or any part of the Assets shall merge in the security hereby constituted.

(b)	This Deposit Agreement shall remain in full force and effect as a continuing security unless and until the Bank discharges it.

(c)	Nothing in this Deposit Agreement is intended to, or shall operate so as to, prejudice or affect any bill, note, guarantee, mortgage, pledge, charge or other security of any kind whatsoever which the Bank may have for the Obligations or any of them or any right, remedy or privilege of the Bank’s thereunder.

12.	REMEDIES, TIME OR INDULGENCE

(a)	The rights, powers and remedies provided by this Deposit Agreement are cumulative and are not, nor are they to be construed as, exclusive of any right of set-off or other rights, powers and remedies provided by law.

(b)	No failure on the Bank’s part to exercise, or delay on the Bank’s part in exercising, any of the rights, powers and remedies provided by this Deposit Agreement or by law (each a “Bank’s Right”) shall operate as a waiver thereof, nor shall any single or partial waiver of any Bank’s Right preclude any further or other exercise of such Bank’s Right or the exercise of any other Bank’s Right.

(c)	The Bank may in its discretion grant time or other indulgence or make any other arrangement, variation or release with any person(s) not party/ies hereto (irrespective of whether such person(s) is/are jointly liable with the Chargor) in respect of the Obligations or in any way affecting or concerning them or any of them or in respect of any security for the Obligations or any of them, without in any such case prejudicing, affecting or impairing the security hereby constituted, or any Bank’s Right or the exercise of the same, or any indebtedness or other liability owed by the Chargor to the Bank.

13.	ACCOUNTS

(a)	If the Bank shall at any time receive notice of any subsequent mortgage, assignment, charge or other interest affecting the whole or any part of the Assets the Bank may open a new account or accounts for the Chargor in its books. If the Bank does not do so, then (unless the Bank gives express written notice to the contrary to the Chargor) as from the time of receipt of such notice by the Bank, all payments made by the Chargor to the Bank shall in the absence of any express appropriation by the Bank to the contrary be treated as having been credited to a new account of the Chargor’s and not as having been applied in reduction of the Obligations at the time when the Bank received the notice.

(b)	All monies received, recovered or realised by the Bank under this Deposit Agreement (including the proceeds of any conversion of currency) may in the Bank’s discretion be credited to any suspense or impersonal account and may be held in such account for so long as the Bank shall think fit (with interest accruing thereon at such rate, if any, as the Bank may deem fit) pending their application from time to time (as the Bank shall be entitled to do in the Bank’s discretion) in or towards the discharge of any of the Obligations.

(c)	In case the Bank shall have more than one account for the Chargor in its books the Bank may at any time after making any demand for payment or other discharge of any of the Obligations or after the Bank shall have received notice of any subsequent charge or other interest affecting all or any part of the Assets, and without prior notice in that behalf, forthwith transfer all or any part of any balance standing to the credit of any such account to any other such account which may be in debit.

14.	CURRENCY

(a)	For the purpose of or pending the discharge of any of the Obligations the Bank may convert any monies received, recovered or realised or subject to application by the Bank under this Deposit Agreement (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into such other currency of denomination as the Bank may think fit, and any such conversion shall be effected at the Bank’s then prevailing spot rate of exchange for obtaining such other currency with the existing currency.

(b)	References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

15.	COSTS, CHARGES AND EXPENSES

All the Bank’s costs, charges and expenses incurred in the exercise of any Bank’s Right, or in connection with the execution of or otherwise in relation to this Deposit Agreement or in connection with the perfection or enforcement of the security hereby constituted or any other security held by the Bank for the Obligations or any guarantee to the Bank in respect thereof, shall be reimbursed to the Bank by the Chargor on demand on a full indemnity basis together with interest from the date of the same having been incurred to the date of payment at such rate or rates as the Bank may determine in relation to the currency involved.

16.	LAW AND JURISDICTION

This Deposit Agreement shall be governed by English law and for the Bank’s benefit the Chargor hereby irrevocably submits to the jurisdiction of the English courts in respect of any disputes which may arise from or in connection with this Deposit Agreement.

17.	PROVISIONS SEVERABLE

Each of the provisions contained in this Deposit Agreement shall be severable and distinct from one another and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of each of the remaining provisions of this Deposit Agreement shall not in any way be affected prejudiced or impaired thereby.

18.	NOTICES

(a)	Any notice or demand to be served on the Chargor by the Bank hereunder may be served:-

(i)	on any of the Chargor’s officers personally;

(ii)	by letter addressed to the Chargor or to any of the Chargor’s officers and left at the Chargor’s registered office or at any one of the Chargor’s principal places of business;

(iii)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or any such principal place of business; or

(iv)	by facsimile addressed in any such manner as aforesaid to any then published facsimile number of the Chargor’s.

(b)	Any notice or demand to be served on the Bank by the Chargor hereunder must be served on the Bank either at the Bank’s address stated at the beginning of this Deposit Agreement (or such other address as the Bank may notify the Chargor of from time to time) or by facsimile to such number as the Bank may notify the Chargor of from time to time.

(c)	Any notice or demand:-

(i)	sent by post in accordance with Clause 18(a) to an address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Chargor at 10.00 a.m. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the Second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to you), shall be deemed to have been served on the relevant party at 10.00 a.m. (London time) on the third Business Day after and exclusive of the date of posting; or

(ii)	sent by facsimile in accordance with Clause 18(a) shall be deemed to have been served on the relevant party when dispatched.

In proving such service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

19.	THE BANK’S DISCRETIONS

Any liberty or power which may be exercised or any determination which may be made hereunder by the Bank may be exercised or made in the Bank’s absolute and unfettered discretion and the Bank shall not be under any obligation to give reasons therefor.

20.	ASSIGNMENT

The Bank shall have a full and unfettered right to assign the whole or any part of the benefit of this Deposit Agreement and the expression the “Bank” wherever used herein shall be deemed to include the Bank’s assignees and other successors, whether immediate or derivative who shall be entitled to enforce and proceed upon this Deposit Agreement in the same manner as if named herein. The Bank shall be entitled to impart any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant.

21.	FIXED TIME DEPOSITS

The Chargor hereby agrees with the Bank that if, apart from the terms of this Deposit Agreement, the whole or any part of the monies from time to time deposited by the Chargor with the Custodian pursuant to the terms of the Deposit Agreement are held in a fixed time deposit account (each such account being referred to in this Clause as a “Fixed Time Deposit Account” and the monies therein being referred to in this Clause as a “Fixed Time Deposit”) then:-

(a)	insofar as the context may require, the references in this Deposit Agreement to an Account, an account and a Reinsurance Deposit shall be construed mutatis mutandis as though they were, respectively, references to a fixed time deposit account and a fixed time deposit;

(b)	unless and until the Chargor is entitled to have the whole of a Fixed Time Deposit released from the security hereby constituted the Chargor shall renew each Fixed Time Deposit, upon each of its maturity dates, for such period of time and on such terms as may be agreed between the Chargor and the Bank (or, in the absence of agreement between the Chargor and the Bank, as may be determined by the Bank in its sole discretion) (such terms which the Bank shall be entitled to communicate to the Custodian) (each such period of time being referred to in this Clause in respect of the Fixed Time Deposit to which it relates as a “Deposit Period”); and

(c)	the existence of any Fixed Time Deposit shall not prejudice any of the Bank’s rights under or pursuant to the Agreement(s) and/or this Deposit Agreement and, without prejudice to the generality of the foregoing, the Bank shall not be precluded or in any way obliged to delay the exercise of the Bank’s rights pursuant to this Deposit Agreement until the maturity of any Deposit Period relating to any Fixed Time Deposit and the Bank may (by instructing the Custodian accordingly) unilaterally terminate such deposit period at any time for any reason, quantify the cost to be incurred by the Chargor as a result thereof and instruct the Custodian (who the Chargor irrevocably authorises the Bank (without reference to the Chargor) to so instruct) to adjust any interest payable by the Custodian accordingly. If, pursuant to the terms of this Deposit Agreement, the Chargor is entitled to withdraw any surplus funds from a Time Deposit Account such right may only be exercised by the Chargor at the end of a Deposit Period relating thereto.

22.	INTERPRETATION

(a)	In this Deposit Agreement:

“Account” shall be construed in accordance with Clause 3(a)(i) or otherwise as may be from time to time agreed in writing between the Bank and the Chargor (and, for the avoidance of doubt, includes both those already existing or at any time hereafter established);

“Acknowledgement of Notice” means an acknowledgement duly executed by the Custodian in the form of acknowledgement of notice of charge of the assets contained in Schedule One or in any other form as may be agreed by the Bank.

“Agreement” means each agreement (as amended, varied, assigned or novated or supplemented and whether made on or before the date hereof, or at any time hereafter) between the Chargor (or by any person for and on behalf of the Chargor) and the Bank pursuant to which the Bank has established, maintained, amended or renewed or arranged for the establishment, maintenance, amendment or renewal of a Credit;

“Assets” means all monies now or at any time hereafter during the subsistence of the security constituted by this Deposit Agreement standing to the credit of (a) each Account and (b) any account opened by the Custodian pursuant to Clause 3(c) and, in each case, all the entitlements to interest and other rights and benefits accruing to or arising in connection with such monies;

“Bank” means Citibank Europe plc and includes any assignee, novatee or successor to the rights and, as the case may be, obligations of Citibank Europe plc under and pursuant to the terms of the Agreement;

“Credit” means a letter of credit or similar or equivalent instrument from time to time established, maintained, amended or renewed pursuant to an Agreement and shall include any portion of any single letter of credit or similar or equivalent instrument which is attributable by the Bank to the Chargor and which was established, maintained, amended or renewed pursuant to an Agreement and/or any agreement between the Bank and another person incorporating similar instructions;

“Custodian” means the above mentioned custodian or any such other person as the Chargor and the Bank may agree to in writing from time to time;

“Custodian’s Undertaking” means an undertaking in the form set out in Schedule Three duly executed by the Custodian as the same may be amended or substituted with the prior written consent of the Bank from time to time;

“Obligations” means any and all of the present or future, actual or contingent obligations of the Chargor to the Bank hereunder, under any Agreement or on any other account whatsoever (whether incurred alone or jointly and whether as principal or severally or in some other capacity); and

“Reinsurance Deposit” shall be construed in accordance with Clause 3(a)(i), or otherwise as may be from time to time be agreed in writing between the Bank and the Chargor.

(b)	Any reference in this Deposit Agreement to:-

a “Business Day” shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in London;

a “Clause” is, unless otherwise stated, a reference to a Clause hereof;

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

a “Schedule” is, unless otherwise stated, a reference to a schedule hereto.

(c)	Clause and Schedule headings are for ease of reference only.

23.	THIRD PARTY RIGHTS

(a)	Subject to this Clause and to Clause 24 a person who is not a party to this Deposit Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce any term of this Deposit Agreement.

(b)	The Custodian may enforce the terms of Clause 24 subject to and in accordance with this Clause and Clause 16 and the provisions of the Third Parties Act.

(c)	The parties to this Deposit Agreement do not require the consent of the Custodian to rescind or vary this Deposit Agreement at any time.

(d)	If the Custodian brings proceedings to enforce the terms of Clause 24 the Chargor shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if the Custodian had been a party to this Deposit Agreement.

(e)	The Custodian may not take proceedings to enforce a term of this Deposit Agreement unless and until it gives notice in writing to the Chargor, in any manner as is permitted by Clause 18, agreeing irrevocably to the provisions of Clause 16.

24.	BANK’S INSTRUCTIONS TO THE CUSTODIAN

The Chargor hereby agrees that the Custodian shall be entitled to rely on and action any instructions which it receives from the Bank which the Bank is entitled to give to it pursuant to the terms of this Deposit Agreement.

IN WITNESS whereof this Deposit Agreement has been signed by the Bank, and the Chargor has executed and unconditionally delivered this Deposit Agreement as a DEED on the date first above stated.

*
The COMMON or CORPORATE SEAL of the CHARGOR was hereto affixed to this DEED in the presence of:
Director
Director/Secretary
**EXECUTED as a DEED by the CHARGOR
Director
Director/Secretary
***

Accepted and agreed for and on behalf of	)
CITIBANK EUROPE PLC	)
By:

*	For a company whose internal constitution requires it to execute documents by seal. The seal must be applied in accordance with the company’s internal constitution
**	For a company whose internal constitution does not require it to execute documents by seal (there is no longer a legal requirement for a company incorporated in England and Wales to execute deeds by seal unless its internal constitution (as decided voluntarily by the company in question) requires it to do so).
***	For a company, firm or corporation which is not incorporated in England and Wales, please execute this Form 12/CEP in accordance with local practice for documents of a similar nature.